UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 2, 2012, Sears Holdings Corporation (the “Company”) held its annual meeting of stockholders at the Company’s offices in Hoffman Estates, Illinois. The meeting was held to vote on the matters described below.

1. Election of Directors. Louis J. D’Ambrosio, William C. Kunkler, III, Edward S. Lampert, Steven T. Mnuchin, Ann N. Reese, Emily Scott and Thomas J. Tisch were elected to the Board of Directors for a one-year term expiring at the 2013 annual meeting of stockholders and until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Vote
Louis J. D’Ambrosio	94,778,282	364,090	4,582,318
William C. Kunkler, III	94,832,430	309,942	4,582,318
Edward S. Lampert	94,666,010	476,362	4,582,318
Steven T. Mnuchin	94,638,887	503,485	4,582,318
Ann N. Reese	94,289,829	852,543	4,582,318
Emily Scott	94,651,736	490,636	4,582,318
Thomas J. Tisch	94,634,305	508,067	4,582,318

2. Advisory Vote to Approve the Compensation of Named Executive Officers. The stockholders approved, by an advisory vote, the compensation of the named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
93,516,146	1,519,980	106,246	4,582,318

3. Approval of the Amended and Restated Sears Holdings Corporation Umbrella Incentive Program. The stockholders approved the amended and restated Sears Holdings Corporation Umbrella Incentive Program. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
93,793,235	1,228,650	120,487	4,582,318

4. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012. The stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012. The votes on this matter were as follows:

For	Against	Abstain
99,474,255	175,645	74,790

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker, Vice President, Controller and Chief Accounting Officer

Date: May 3, 2012